UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2009

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

(404) 352-1680

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2009, Zep Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to its Stockholder Protection Rights Agreement, dated as of October 30, 2007 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agent”).

The Amendment revises the definition of “Acquiring Person” to give the Board of Directors the ability to, in its sole discretion, allow a stockholder to exceed fifteen percent (15%) ownership of the Company’s common stock, subject to any conditions the Board of Directors deems appropriate, without becoming an “Acquiring Person” under the terms of the Rights Agreement and thereby triggering the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to a copy of the Amendment attached hereto as Exhibit 4.1.

Item 3.03. Material Modification to Rights of Security Holders.

As indicated under Item 1.01 of this Form 8-K, the Company and the Rights Agent have entered into the Amendment. The Amendment modifies certain rights of the holders under the Rights Plan. The description of such modifications contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	First Amendment to Stockholder Protection Rights Agreement, dated as of January 22, 2009 between Zep Inc. and Mellon Investor Services LLC, as rights agent (Filed with the Commission as a part of this Current Report on Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zep Inc.

January 27, 2009	By:	/s/ C. Francis Whitaker, III
C. Francis Whitaker, III
Vice President, General Counsel, and Secretary